                                                                   EXHIBIT 10.16

                          PEERLESS SYSTEMS CORPORATION

- --------------------------------------------------------------------------------

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
- --------------------------------------------------------------------------------



                                OCTOBER 6, 1995


                                      1.

                               TABLE OF CONTENTS

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                                                            PAGE

1.   Certain Definitions...................................................    1
     -------------------

2.   Transferability.......................................................    3
     ---------------
     2.1   Restrictions on Transferability.................................    3
           -------------------------------
     2.2   Restrictive Legend..............................................    4
           ------------------
     2.3   Notice of Proposed Transfers....................................    4
           ----------------------------

3.   Registration Rights...................................................    5
     -------------------
     3.1   Requested Registration..........................................    5
           ----------------------
     3.2   Company Registration............................................    7
           --------------------
     3.3   Expenses of Registration........................................    8
           ------------------------
     3.4   Registration Procedures.........................................    8
           -----------------------
     3.5   Indemnification.................................................    9
           ---------------
     3.6   Information by Holder...........................................   10
           ---------------------
     3.7   Rule 144 Reporting..............................................   10
           ------------------
     3.8   "Market Stand-off" Agreement....................................   11
           ----------------------------
     3.9   Form S-3........................................................   11
           --------
     3.10  Transfer of Registration Rights.................................   12
           -------------------------------
     3.11  Certain Limitations in Connection with Future Grants of
           -------------------------------------------------------
           Registration Rights.............................................   12
           -------------------
4.   Affirmative Covenants of the Company..................................   13
     ------------------------------------
     4.1   Financial Information...........................................   13
           ---------------------
     4.2   Other Information...............................................   13
           -----------------
     4.3   Assignment of Rights to Information.............................   14
           -----------------------------------
     4.4   Board of Directors..............................................   15
           ------------------
     4.5   Right of First Refusal..........................................   17
           ----------------------
     4.6   Employee Agreements.............................................   19
           -------------------
     4.7   Director Indemnification........................................   19
           ------------------------
     4.8   Foreign Investment Real Property Tax Act........................   19
           ----------------------------------------
     4.9   Restrictions....................................................   19
           ------------

5.   Purchase Right Respecting Shareholder Sales of Common Stock...........   20
     -----------------------------------------------------------

6.   Right of Co-Sale Respecting Shares....................................   21
     ----------------------------------
     6.1   Right of Co-Sale................................................   21
           -----------------
     6.2   Transfer of Shares..............................................   22
           ------------------
     6.3   Binding Effect of Right of Co-Sale..............................   23
           ----------------------------------

                                      i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            Page
     6.4   Termination of Right of Co-Sale.................................   23
           -------------------------------
     6.5   Exceptions......................................................   23
           ----------
     6.6   Parties to Agreement............................................   23
           --------------------
     6.7   Legends.........................................................   24
           -------
     6.8   Conditions to Exercise of Investor's Rights.....................   24
           -------------------------------------------
     6.9   Transferability.................................................   24
           ---------------

7.   Miscellaneous.........................................................   24
     -------------
     7.1   Governing Law...................................................   24
           -------------
     7.2   Successors and Assigns..........................................   24
           ----------------------
     7.3   Entire Agreement................................................   24
           ----------------
     7.4   Notices, etc....................................................   24
           ------------
     7.5   Delays or Omissions.............................................   25
           -------------------
     7.6   Counterparts....................................................   25
           ------------
     7.7   Severability....................................................   25
           ------------
     7.8   Amendments......................................................   25
           ----------

                          PEERLESS SYSTEMS CORPORATION

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


     THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made and entered into as of October 6, 1995, by and among PEERLESS SYSTEMS CORPORATION, a California corporation (the "Company"), certain holders of the Company's Preferred Stock and the "Founders", as hereinafter defined, (each, an "Equity Investor" and, collectively, the "Equity Investors") and those purchasers of the Company's 7.00% Convertible Debentures Due 2001 (the "Debentures") pursuant to that certain Convertible Debenture Purchase Agreement (the "Debenture Purchase Agreement") of even date herewith (each, a "Debenture Holder" and, collectively, the "Debenture Holders"). This Agreement shall be amended without further action by the parties hereof upon the execution of this Agreement by additional purchasers pursuant to the Debenture Purchase Agreement in order to include as Registrable Securities (as hereinafter defined) the additional shares of Common Stock issuable upon conversion of the Debentures thereby and the holders of such shares as parties hereto.


                                    RECITALS


     (a) The Equity Investors have previously purchased shares of the Company's capital stock and in connection therewith have entered into that certain Amended and Restated Stock Rights Agreement dated as of May 5, 1993.

     (b) The Equity Investors, recognizing and acknowledging the benefit to the Company and each Equity Investor from the sale of the Debentures, desire to further amend and restate the Amended and Restated Stock Rights Agreement, as set forth herein, and to rename such agreement "Amended and Restated Investors' Rights Agreement" in order to induce the purchase of Debentures by the Debenture Holders, in accordance with the terms and provisions of the Debenture Purchase Agreement.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement:

1.   Certain Definitions.  As used in this Agreement, the following terms shall
     -------------------
have the following respective meanings:

     "Comdisco Warrant" shall mean that certain Warrant Agreement dated September 12, 1991 by the Company in favor of Comdisco, Inc., a Delaware corporation, and any amendments, modifications and supplements thereto.

                                      1.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Founders" shall have the meaning set forth in Section 6.6 hereof.

     "Guarantee Warrants" shall mean the warrants issued to Battery Ventures II L.P., Lauren L. Shaw and Barbara B. Renshaw and Capform VII in connection with the execution of certain Guarantee Agreements between such persons and entities and Silicon Valley Bank in 1993.

     "Holder" shall mean any holder of outstanding Registrable Securities.

     "Initiating Holders" shall mean any Holder or Holders of not less than forty percent (40%) of the then outstanding Registrable Securities.

     "Investor" shall mean an Equity Investor or Debenture Holder (collectively, the "Investors").

     "Registrable Securities" means (i) shares of the Company's Common Stock issued or issuable pursuant to the conversion of the (A) Series A Preferred Stock acquired pursuant to the Series A Purchase Agreement or the Series A1 Preferred Stock issued upon conversion of the Series A Preferred Stock, (B) the Series B Preferred Stock acquired pursuant to the Series B Purchase Agreement or the Series B1 Preferred Stock issued upon conversion of the Series B Preferred Stock and (C) the Debentures, (ii) shares of Common Stock issued or issuable pursuant to the exercise of the Series A Warrants, the Series B Warrants, the Guaranty Warrants or upon conversion of the Preferred Stock issued or issuable pursuant to the exercise of the Comdisco Warrant or the Second Comdisco Warrant,
(iii) shares of Common Stock owned by the Founders, and (iv) shares of the Company's Common Stock issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the shares referred to in clauses (i),
(ii) or (iii) above, excluding in all cases, however (including exclusion from the calculation of the number of outstanding Registrable Securities), any Registrable Securities sold by a person in a transaction, including a transaction pursuant to a registration statement under this Agreement or a transaction pursuant to Rule 144, in which his rights under this Agreement are not transferred. None of the Series A Preferred Stock, the Series B Preferred Stock, the Series A1 Preferred Stock, the Series B1 Preferred Stock, the Comdisco Warrant, the Second Comdisco Warrant, the Series A Warrants, the Series B Warrants or the Debentures are Registrable Securities hereunder.

     "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 3.1, 3.2 and 3.9 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                                      2.

     "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

     "Second Comdisco Warrant" shall mean that certain Warrant Agreement dated February, 1993 by the Company in favor of Comdisco, Inc., a Delaware corporation, and any additional warrant issued to Comdisco for the purchase of Series A Preferred Stock or Series B Preferred Stock pursuant to the terms of such Warrant Agreement, and any amendments, modifications and supplements to such warrants.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

     "Shares" shall mean the shares of Series A Preferred Stock and Series A1 Preferred Stock, and Series B Preferred Stock and Series B1 Preferred Stock of the Company purchased by the Equity Investors pursuant to the Series A Purchase Agreement and the Series B Purchase Agreement, respectively, together with any of the Company's securities issued upon conversion of such shares or as a dividend, or other distribution with respect to, or in exchange or in replacement of such shares.

     "Series A Warrants" shall mean the warrants to purchase shares of Common Stock issued to certain Equity Investors pursuant to the Series A Purchase Agreement.

     "Series B Warrants" shall mean the warrants to purchase shares of Common Stock issued to certain Equity Investors pursuant to that certain Purchase Agreement dated December 22, 1992, or pursuant to the Series B Purchase Agreement.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

2.   Transferability.
     ---------------

     2.1 Restrictions on Transferability.  The Shares, the Debentures, the
         -------------------------------
Series A and Series B Warrants and any Common Stock into which the Shares, the Debentures or the Series A and Series B Warrants may be convertible or exercisable (the "Underlying Shares"), shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act, or, in the case of Section
3.8 hereof, to assist in an orderly distribution. Each Investor will cause any proposed transferee of the Shares, the Debentures, the Series A and Series B Warrants or the Underlying Shares held by such Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

                                      3.

     2.2 Restrictive Legend.  Each certificate representing (i) the Shares, (ii)
         ------------------
the Debentures, (iii) the Warrants, (iv) the Underlying Shares and (v) any securities issued in respect of the Shares, the Debentures, the Warrants or the Underlying Shares shall (unless otherwise permitted by the provisions of Section
2.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     2.3 Notice of Proposed Transfers.  The holder of each certificate
         ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in the following cases, with respect to which the requirements set forth in the balance of this sentence need not be complied with: transactions in compliance with Rule 144 so long as the Company is furnished with evidence of compliance with such Rule; transactions involving the distribution of Restricted Securities by any Investor which is a general or limited partnership to any of its partners, or retired partners, or to the estate of any of its partners or retired partners assuming that the Company receives representations regarding the facts of the distribution reasonably requested by it; transactions involving the transfer of Restricted Securities by any holder who is an individual to his family members or to a trust for the benefit of such shareholder or his family members; or transfers not involving a change in beneficial ownership) by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, (ii) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) such other showing that may be reasonably satisfactory to legal counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 2.2 above, except that

                                      4.

such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

3.   Registration Rights.
     -------------------

     3.1 Requested Registration.  In case the Company shall receive from
         ----------------------
Initiating Holders a written request that the Company effect any registration (other than a registration on Form S-3 or any related form of Registration Statement) with respect to at least thirty percent (30%) of the Registrable Securities (provided that, if such registration would be the Company's initial public offering, the reasonably anticipated aggregate offering price to the public must be at least Five Million Dollars ($5,000,000)), the Company will:

         (a) promptly give written notice of the proposed registration to all other Holders; and

         (b) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.1:

                (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                (ii) Prior to the one hundred eightieth (180th) day immediately following the effective date of the registration statement pertaining to the first underwritten public offering of securities of the Company for its own account (other than a registration relating solely to a Commission Rule 145 transaction or a registration relating solely to employee benefit plans);

                (iii) After the Company has effected two (2) registrations pursuant to this Section 3.1 and such registrations have been declared or ordered effective;

                (iv) If at the time of the request to register Registrable Securities the Company gives notice within thirty (30) days of such request that it is engaged or has fixed plans to engage within ninety (90) days of the time of the request in an initial firmly underwritten registered public offering as to which the Holders may include Registrable Securities to the extent permitted by, and subject to the limitations set forth in, Section 3.2; or

                                      5.

                (v) With respect to any Registrable Securities if all the Registrable Securities which the Initiating Holders seek to register in such offering, in the opinion of counsel to the Company, may be sold in a single three month period under Rule 144.

     Subject to the foregoing clauses (i) through (v) and to Section 3.1(d), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders.

         (c) Underwriting.  If the Initiating Holders intend to distribute the
             ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 3.1, and the Company shall include such information in the written notice referred to in Section 3.1(a). Notwithstanding the foregoing, if the distribution will constitute the initial public registration of the Company's stock, the distribution must be underwritten; if the distribution will not constitute the initial public registration of the Company's Common Stock, the distribution need not be underwritten unless the Company shall provide to the Initiating Holders an opinion from an investment bank with whom the Company maintains a regular relationship that the fact that the proposed distribution will not be done in an underwritten manner would materially affect the Company's ability to register and sell its securities in the next twelve (12) months, which affect would not accrue if the distribution were to be underwritten. The right of any Holder to registration pursuant to Section 3.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Holders and such Holder) to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 3.1, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten and so advises the Initiating Holders in writing, then the Initiating Holders shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting), and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

     If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, (i) if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters),

                                      6.

then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation and (ii) if the withdrawal (net of any such additions) leaves the amount of securities to be sold below the minimum amount set forth in the introductory paragraph of this Section 3.1, the request for registration shall be deemed to have been withdrawn by the Initiating Holders for purposes of
Section 3.3 hereof, and the Company shall not be required to proceed with the registration.

     If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

         (d) Delay of Registration.  If the Company shall furnish to the
             ---------------------
Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required or, if filed, not to suspend the effectiveness of such registration statement, and it is therefore essential to defer the filing or suspend effectiveness, as the case may be, of such registration statement, then the Company may direct that such request for registration be delayed or suspended for a period not in excess of one hundred twenty (120) days, such right to delay a request to be exercised by the Company not more than twice in any one-year period.

     3.2 Company Registration.
         --------------------

         (a) If at any time or from time to time, the Company shall determine to register any of its Common Stock, for its own account or for the account of others (other than the Holders), other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                (ii) except as limited pursuant to Section 3.2(b), below, include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder or Holders.

         (b) Underwriting.  If the registration of which the Company gives
             ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2(a)(i). In such event the right of any

                                      7.

Holder to registration pursuant to Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting), and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders at the time of filing the registration statement without reduction in the number of securities to be offered by the Company. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation.

     3.3 Expenses of Registration.  Except as provided below in this Section
         ------------------------
3.3, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 3.1, 3.2 and 3.9 shall be borne by the Company. All Registration Expenses incurred in connection with any registrations pursuant to Section 3.9 and all Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro-rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay (and the Initiating Holders shall reimburse the Company) for expenses of any registration proceeding begun pursuant to Section 3.1, the request of which has been subsequently withdrawn by the Initiating Holders (unless the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request (or prior to the payment or incurrence of such expenses) or unless the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 3.1, in which event such right shall be forfeited by all Holders), in which case such expenses shall be borne by the holders of securities (includ ing Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. In the event of a failure by such Holders (together with any other Holders) to bear such expenses (including reimbursing the Company for any expenses reasonably incurred by it as a result of the registration request) all Holders shall forfeit one registration for purposes of Section 3.1 hereof.

                                      8.

     3.4 Registration Procedures.  In the case of each registration,
         -----------------------
qualification or compliance effected by the Company pursuant to this Section 3, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

         (a) Keep such registration, qualification or compliance effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

         (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

     3.5 Indemnification.
         ---------------

         (a) The Company will indemnify each Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (or is alleged to be based on) any untrue statement or omission (or alleged untrue statement or omission) based upon written information furnished to the Company in an instrument duly executed by any Holder of Registrable Securities participating in the offering or any participating underwriter and stated to be specifically for use therein.

         (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, and partners and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged

                                      9.

untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein.

         (c) Each party entitled to indemnification under this Section 3.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemni fying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 3.5 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     3.6 Information by Holder.  The Holder or Holders of Registrable Securities
         ---------------------
included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in
Section 3.5.

     3.7 Rule 144 Reporting.  With a view to making available the benefits of
         ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                                      10.

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after ninety (90) days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

         (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (at any time after it has become subject to such reporting requirements);

         (c) So long as an Investor owns any Restricted Securities, to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

     Notwithstanding the foregoing, in the event that the Company fails to comply with the covenant of this Section 3.7, the Company shall have no liability to the Holder unless the Holder has notified the Company of its intention to sell securities and its inability to sell because of such failure and the Company fails to remedy such failure within ten (10) days from receipt of such notice; provided, however, that if such failure is not susceptible of a remedy within ten (10) days, the Company shall have no liability to the Holder, notwithstanding the foregoing, if the Company uses its best efforts to remedy such failure.

     3.8 "Market Stand-off" Agreement.  Each Holder who is also a holder of more
         ----------------------------
than one percent (1%) of the Company's outstanding voting stock agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act if so requested by the Company and underwriter of Common Stock (or other securities) of the Company, provided that:

         (a) such agreement shall apply only to the first underwritten registered public offering of the Company; and

                                      11.

         (b) all employees, consultants, officers and directors of the Company and all other holders of at least five percent (5%) of the Company's voting securities enter into similar agreements. The Company may impose stop transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

     3.9 Form S-3.  The Company shall use its best efforts to qualify for
         --------
registration on Form S-3 and to that end the Company shall register (whether or not required by law to do so) its Common Stock under the Exchange Act within six
(6) months following the effective date of the first registration of any securities of the Company on Form S-l. After the Company has qualified for the use of Form S-3, the Holders of Registrable Securities shall have the right to two (2) registrations on Form S-3 thereafter under this Section 3.9 (requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders), provided that the Company shall not be required to effect a registration pursuant to this Section 3.9 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities which they reasonably anticipate will have an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000.

     The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 3.9 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

     Notwithstanding the foregoing, the Company shall not be required to qualify the Registrable Securities pursuant to this Section (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if at any time the Company gives notice within thirty (30) days of such request that it is engaged or has fixed plans to engage within ninety (90) days of the time of the request in a firmly underwritten registered public offering as to which the Holders may include Registrable Securities to the extent permitted by, and subject to the limitations set forth in, Section 3.2; (iii) if, in the opinion of counsel to the Company, all such Registrable Securities which the Initiating Holders seek to register in such offering may be sold in a single three month period under Rule 144. In addition, the provisions of Section 3.1(d) shall apply to this Section.

     3.10  Transfer of Registration Rights.  The rights to cause the Company to
           -------------------------------
register securities granted under Sections 3.1, 3.2 and 3.9 may be assigned or otherwise conveyed by any Holder to its shareholders, partners or former partners (or their estates), to the Holder's family members or a trust for his or their benefit, or to any transferee who acquires at least one hundred thousand (100,000) shares (as adjusted for any combinations, consolidations, stock splits, stock distributions or stock dividends with respect to such shares) of Registrable Securities other than in the public market; provided in each case, that the Company is given written notice by such

                                      12.

transferee at the time of or within a reasonable time after said transfer, stating the name and address of said transferee, identifying the Registrable Securities owned by such transferee, and setting forth said transferee's agreement to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights of any Holder to cause the Company to register Registrable Securities pursuant to Sections 3.1, 3.2 or 3.9 of this Agreement shall terminate on the earlier of (i) five (5) years after the date of a registered public offering of the Company's Common Stock or (ii) the date upon which such Holder (together with all affiliated individuals or entities) shall hold (directly or indirectly) less than one percent (1%) of the Company's outstanding Common Stock.

     3.11  Certain Limitations in Connection with Future Grants of Registration
           --------------------------------------------------------------------
Rights.  From and after the date of this Agreement, the Company shall not enter
- ------
into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights unless such agreement:

           (a) includes the equivalent of Section 3.8 as a term; and

           (b) contains provisions substantially similar to those contained in Sections 3.1(c) and 3.2(b) with respect to the allocation of Registrable Securities to be included in an underwritten public offering if marketing factors require a limitation on the number of such securities to be included.

     Notwithstanding the foregoing, from and after the Closing Date under the Debenture Purchase Agreement, the Company shall not enter into any agreement with any person or persons providing for the granting to such holder of registration rights superior to those granted to Holders pursuant to this
Section 3, or of registration rights which might cause a reduction in the number of shares includable by the Holders in any offering pursuant to Section 3.1 or in any offering subject to Section 3.2 or 3.9, except as provided in such Sections.

4.   Affirmative Covenants of the Company.
     ------------------------------------

     Notwithstanding any provision of the Company's Bylaws regarding delivery or non-delivery of financial information to shareholders of the Company, the Company hereby covenants and agrees as follows:

     4.1 Financial Information.  The Company will furnish the following
         ---------------------
information to each Investor for so long as such person or entity is a holder of any Shares, the Debentures, Series A or Series B Warrants, the Comdisco Warrant, the Second Comdisco Warrant or Underlying Shares:

         (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such year, and a consolidated statement of income and a consolidated statement of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case

                                      13.

in comparative form the figures for the previous year, all in reasonable detail and with an audit opinion thereon from independent public accountants of recognized national standing selected by the Company.

         (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company and its subsidiaries, if any, for such period and for the current year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made. Said financial statements shall be signed by an officer of the Company who shall state that such financial statements are in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

     4.2 Other Information.  The Company shall furnish the following information
         -----------------
to each Investor who requests such information in writing for so long as such person (i) together with his, her or its affiliates holds at least an aggregate of one hundred eighty thousand (180,000) Shares, the Debentures, the Series A or Series B Warrants, the Comdisco Warrant, the Second Comdisco Warrant and Underlying Shares (on an as-converted-to-Common Stock basis) (as adjusted for any combinations, consolidations, stock splits, stock distributions or stock dividends with respect to such securities) and (ii) is not a "Disqualified Party" as defined in Section 4.3 below:

         (a) As soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month, and a consolidated statement of income of the Company and its subsidiaries, if any, for such month, and for the current fiscal year to date, in each case setting forth in comparative form the Company's and its subsidiaries', if any, projected consolidated balance sheets and projected consolidated statements of income for the corresponding periods (as prepared pursuant to Section 4.1(a)), prepared in accordance with generally accepted accounting principles, all in reasonable detail and certified subject to changes resulting from year-end audit adjustments, by the principal financial officer of the Company; provided, however, that any financial statements provided hereunder need not contain any footnotes. To such financial statements that are prepared as of the end of any fiscal quarter, there shall be appended a discussion and analysis, in reasonable detail, of such financial statements and the general business condition and prospects of the Company by management of the Company so as to assist the recipients in understanding and interpreting such financial statements.

         (b) Copies of all reports, registration statements and other material filed by the Company or any subsidiary with the Securities and Exchange Commission or with any national securities exchange on which securities of the Company or any subsidiary may be listed promptly following such filing.

                                      14.

         (c) Each Investor covered by this Section 4.2 has the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss their affairs, finances and accounts with their officers, all at such reasonable times and as often as may be reasonably requested.

The covenants provided in Sections 4.1 and 4.2 hereof shall be suspended for so long as the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

     4.3 Assignment of Rights to Information.  The rights granted pursuant to
         -----------------------------------
Sections 4.1 and 4.2 may not be assigned or otherwise conveyed by any Investor or by any subsequent transferee of any such rights without the written consent of the Company, which consent shall not be unreasonably withheld, provided that, if the transfer is to any entity that is not a "Disqualified Party," as defined below, no such written consent shall be required if such entity is (i) a parent, subsidiary, affiliate, or group member of any Investor, (ii) a partner or retired partner of any Investor that is a general or limited partnership or any such partner's estate, or (iii) a transferee who will own at least an aggregate of one hundred thousand (100,000) Shares or Underlying Shares (as adjusted for any combinations, consolidations, stock splits, stock distributions or stock dividends with respect to such securities). For purposes of Section 4 of this Agreement, the term "Disqualified Party" means any individual or entity that is a competitor of the Company or a potential competitor, as reasonably determined by the Company, by virtue of being in the business of providing products for use in or with any of the following: digital copiers, fax machines, computer controlled printers, optical scanners, or products employing graphics display technologies; provided, however, that Adobe and its affiliates shall not be
              --------  -------
Disqualified Parties hereunder.

     4.4 Board of Directors.
         ------------------

         (a) The Restated Articles of Incorporation (the "Articles") and Bylaws of the Company presently provide that the Board of Directors shall consist of five (5) directors. The Company shall not otherwise increase or decrease the number of directors without the consent of the holders of a majority of the outstanding Common Stock (without the Preferred Stock voting on an as-converted basis) and a majority of the Series A Preferred (including Series A1 Preferred) and Series B Preferred Stock (including Series B1 Preferred) voting together as a class, as long as at least, in the aggregate, five hundred thousand (500,000) shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, and Series B1 Preferred Stock (as adjusted for any combinations, consolidations, stock splits, stock distributions or stock dividends with respect to such shares) remain outstanding. At the initial Closing under the Debenture Purchase Agreement, the Board of Directors shall consist of Lauren L. Shaw, Robert G. Barrett, Barbara B. Renshaw and Edward A. Gavaldon.

         (b) The respective rights of the parties with respect to the election of directors shall be governed by the Articles, provided, however, that the Company agrees to reimburse all reasonable travel expenses of the director designated by Battery Ventures in connection with such director's attendance at Board of Directors meetings.

                                      15.

                (i) With respect to the director of the Company to be elected by the holders of the Series A Preferred Stock and Series A1 Preferred Stock voting together as a single class as set forth in the Articles, each of the Equity Investors severally agrees to cause the Series A Preferred Stock and Series A1 Preferred Stock held by each such person or entity to be voted, and otherwise to use such Equity Investor's best efforts, to cause the election of a person designated by Battery Ventures. The voting agreement contained in this Section 4.4(b)(i) is coupled with an interest and may not be revoked without the consent of the holders of at least fifty percent (50%) of the outstanding Series A Preferred Stock purchased pursuant to the Series A Purchase Agreement and the Agreement of Joinder and the Series A1 Preferred Stock issued upon conversion of the Series A Preferred Stock.

                (ii) With respect to the director of the Company to be elected by the holders of the Series B Preferred Stock and Series B1 Preferred Stock (the "Series B Investors"), that director shall be an Independent Series B Director (as hereinafter defined) elected by at least a fifty percent (50%) majority vote of the Series B Investors voting together as a class, as set forth in the Articles. A Series B Director Nominating Committee consisting of Robert Barrett, Lauren Shaw and Edward Gavaldon shall be created to unanimously nominate an "Independent Series B Director", which for the purposes of this
Section 4.4(b)(ii) shall mean a person determined by that committee to be independent. The Series B Investors shall not be required to elect any person nominated by the committee, but shall be precluded from electing a person not nominated by the committee. The Series B Director Nominating Committee shall be dissolved at such time as the Series B Investors elect an Independent Series B Director, and any change to the Independent Series B Director thereafter shall be made by a majority vote of the Series B Investors. The voting agreement contained in this Section 4.4(b)(ii) is coupled with an interest and may not be revoked without the consent of at least eighty percent (80%0) of the outstanding Series B Preferred Stock purchased pursuant to the Series B Purchase Agreement and the Series B1 Preferred Stock issued upon conversion of the Series B Preferred Stock.

                (iii) With respect to the director of the Company to be elected by the holders of the Common Stock and the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, and Series B1 Preferred Stock (the "Combined Investors"), that director shall be an Independent Industry Director (as hereinafter defined) elected by at least a fifty percent (50%) majority vote of the Combined Investors voting together as a single class (with the Preferred Stock voting on an as converted basis), as set forth in the Articles. An Industry Director Nominating Committee consisting of Robert Barrett, Lauren Shaw and Edward Gavaldon shall be created to unanimously nominate an "Independent Industry Director", which for the purposes of this Section 4.4(b)(iii) shall mean a person determined by that committee to be independent. The Combined Investors shall not be required to elect any person nominated by the committee, but shall be precluded from electing a person not nominated by the committee. The Industry Director Nominating Committee shall be dissolved at such time as the Combined Investors elect an Independent Industry Director, and any change to the Independent Industry Director thereafter shall be made only by a majority vote of the Combined Investors. The voting agreement contained in this Section 4.4(b)(ii) is coupled with an interest and may not be revoked without the consent of at least fifty percent (50%) of the outstanding Common Stock and Preferred Stock (with the Preferred Stock voting on an as converted basis).

                                      16.

                (iv) With respect to the two (2) directors of the Company to be elected by the holders of the Common Stock as set forth in the Articles, each of the Equity Investors severally agrees to cause the Common Stock held by each person or entity to be voted, and otherwise to use Equity Investor's best efforts, to cause the election of two (2) directors to be designated by the Founders, one of which must be and remain the Chief Executive Officer until such time as a director has been elected under Section 4.4(b)(ii) above. The voting agreement contained in this Section 4.4(b)(iv) is coupled with an interest and may not be revoked without the consent of the holders of at least fifty percent (50%) of the outstanding Common Stock.

         (c) The voting agreements contained in Section 4.4(b) above and the covenants contained in Sections 4.4(a) hereof shall terminate and be of no further force or effect upon the closing of the Company's initial firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act (the "Initial Public Offering").

         (d) Until such time as the Debentures have been repaid in full and so long as Morgan Keegan Merchant Banking Fund II, L.P. ("Morgan Keegan") shall hold at least $500,000 in principal amount of the Debentures, Morgan Keegan shall have the right to have one member of its management present as a representative at any meeting of the Company's Board of Directors so long as such representative is not a Disqualified Party as defined in Section 4.3 hereof. The right granted pursuant to this Section 4.4(e) may not be assigned or otherwise conveyed by Morgan Keegan or by any subsequent transferee of any such right without the written consent of the Company, which consent shall not be unreasonably withheld, provided that, if the transfer is to any entity that is not a Disqualified Party, no such written consent shall be required if such entity is (i) a parent, subsidiary, affiliate, or group member of any Investor or (ii) a transferee who will holds at least $500,000 in aggregate principal amount of the Debentures.

         (e) The Company will schedule at least one meeting of the Company's Board of Directors in each six week interval. The Board of Directors shall not fail to meet at least once in each two month period unless the Board of Directors unanimously decides otherwise.

     4.5 Right of First Refusal.  The Company hereby grants to each Investor the
         ----------------------
right of first refusal to purchase his, her, or its pro rata share, or any part thereof, of New Securities (as defined in this Section 4.5) that the Company may from time to time propose to sell and issue. Such Investor's pro rata share, for purposes of this right of first refusal, is the fraction, the numerator of which is the number of shares of Common Stock issued or issuable to the Investor pursuant to the conversion and/or exercise of all Shares, Debentures and/or the Series A or Series B Warrants held by the Investor, and the denominator of which is the total number of outstanding shares of Common Stock assuming conversion and/or exercise of all outstanding Preferred Stock, Debentures and the Series A and Series B Warrants. This right of first refusal shall be subject to the following provisions:

         (a) "New Securities" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase said Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may

                                      17.

become, convertible into said Common Stock or Preferred Stock; provided, however, that "New Securities" does not include (i) securities issuable upon conversion of or with respect to the Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock or Series B1 Preferred Stock or upon the conversion of any other convertible securities or the exercise of any other options, warrants, or similar rights the Company may have issued or may hereafter issue in compliance with the provisions of this Section 4.5; (ii) shares of Common Stock issuable upon exercise of the Series A and Series B Warrants; (iii) securities offered to the public pursuant to a registration statement filed under the Securities Act; (iv) securities issued pursuant to the acquisition of another corporation, by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns not less than fifty-one percent (51%) of the voting power of such corporation or securities issued by the Company in a merger transaction in which the Company is effectively acquired by another entity; (v) shares of Common Stock (or stock options) issued to employees, officers, directors or consultants of the Corporation and approved by the Corporation's Board of Directors and shares of Common Stock issued pursuant to the Corporation's 1992 Stock Option Plan, as may be amended from time to time, or any replacement or successor plan; provided that the total number of shares of Common Stock issuable to such persons or pursuant to such plan shall not exceed 1,783,000; (vi) shares of Common Stock issued pursuant to the Deferred Compensation Stock Purchase Plan, as may be amended from time to time, or any replacement or successor plan; provided that the total number of shares of Common Stock issuable pursuant to such plan shall not exceed 131,000; (vii) shares of Common Stock issued pursuant to the Corporation's Employee Stock Purchase Plan, as may be amended from time to time, or any replacement or successor plan; provided that the total number of shares of Common Stock issuable pursuant to such plan shall not exceed 450,000;
(viii) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; (ix) securities issued pursuant to the acquisition of licenses or other rights, assets or technology from third parties, on the condition that such issuance and acquisition is unanimously approved by the Board of Directors; (x) securities issued in connection with equipment purchase or lease transactions to the seller or lessor of such equipment, on the condition that such purchase or lease is unanimously approved by the Board of Directors; (xi) the Comdisco Warrant and the Second Comdisco Warrant, and the Preferred Stock issuable upon exercise of the Comdisco Warrant and the Second Comdisco Warrant and the Common Stock issuable on the conversion of such Preferred Stock; (xii) warrants issued in connection with the guarantee of the Company's line of credit and the Common Stock issuable upon exercise thereof and (xiii) the Debentures and the Common Stock or other securities issuable upon conversion thereof.

         (b) In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Investor shall have twenty
(20) days from the date of mailing of any such notice to agree to purchase his pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and delivering payment for those shares to the Company within five (5) days thereafter. Each Investor who purchases his full pro rata share of such New Securities ("Fully Participating Investor") shall have a right of overallotment such that if any other

                                      18.

Investor fails to exercise his right hereunder to purchase his pro rata portion of New Securities, the Company shall so notify all Fully Participating Investors and they may purchase the non-purchasing Investor's portion on a pro rata basis by delivering to the Company written notice of their determination to purchase some or all such shares and delivering to the Company payment for those shares, within ten (10) days from the date of such notice.

         (c) In the event that the Investors fail to exercise in full the right of first refusal within said twenty (20) day period (plus the ten (10) day period, if applicable) the Company shall have ninety (90) days thereafter to sell the New Securities respecting which the Investors' rights were not exercised, at a price and upon general terms no more favorable to the purchaser(s) thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities, without first offering a pro rata portion of such securities to the Investors in the manner provided above.

         (d) The right of first refusal granted under this Agreement shall expire upon the first closing of the first public offering of Common Stock of the Company that is pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act, covering the offer and sale of Common Stock to the public at a per share price (prior to underwriter commissions and expenses) of at least Four Dollars and Fifty Cents ($4.50), as properly adjusted for any combinations, consolidations, stock splits, stock distributions, stock dividends, or recapitalizations, and at with gross proceeds to the Company (before deduction for underwriter commissions and expenses) of not less than Ten Million Dollars ($10,000,000.00).

         (e) This right of first refusal is assignable to any affiliate of a Holder or in connection with a sale of Shares or the Series A or Series B Warrants, provided that the transferee owns, at the time the New Securities are issued at least one hundred thousand (100,000) Shares, or Underlying Shares (on an as-converted-to Common Stock basis) (as adjusted for any combinations, consolidations, stock splits, stock distributions, stock dividends, or recapitalizations with respect to such shares).

     4.6 Employee Agreements.  Each employee of or consultant to the Company
         -------------------
shall enter into the Company's customary Employee Proprietary Information Agreements and Consultant Proprietary Information Agreements. Each employee of or consultant to the Company who hereafter acquires stock in connection with his or her services to the Company shall do so pursuant to (i) the Company's 1992 Stock Option Plan, Deferred Compensation Stock Purchase Plan, Employee Stock Purchase Plan, as each may be amended from time to time, or (ii) an agreement that provides for vesting of the stock over a period of at least four (4) years with no vesting until the end of the first year or such other vesting provisions as are approved by the Board of Directors of the Company. If such employee or consultant is or will be the holder of more than five percent (5%) of the Company's voting securities, such agreement shall also provide for a "market stand off" agreement in the form of Section 3.8 of this Agreement.

     4.7 Director Indemnification.  The Company's Articles and Bylaws shall
         ------------------------
contain provisions indemnifying the Company's directors who are not employees to the maximum extent

                                      19.

permitted by law. The Company shall, as soon as practical following appointment or election of any director who is not an employee, enter into an Indemnification Agreement with such director in a form reasonably satisfactory to such director and his or her counsel.

     4.8 Foreign Investment Real Property Tax Act.  The Company covenants that
         ----------------------------------------
it will operate in a manner such that it will not become a "United States real property holding corporation" as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder ("FIRPTA"), and that it will file with the Internal Revenue Service all statements, if any, which are required under Treasury Regulations Section 1.897-2.

     4.9 Restrictions.  Except as set forth herein, so long as at least Five
         ------------
Hundred Thousand (500,000) Shares of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, and Series B1 Preferred Stock are outstanding, the Company shall not take any of the following actions without the consent of both (i) the holders of a majority of the outstanding Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, and Series B1 Preferred Stock, voting together as a class, and (ii) holders of a majority of the outstanding Common Stock (without the Preferred Stock on an as-converted basis):

         (a) enter into any transaction that would cause the Company to incur indebtedness to any bank or banks in excess of Two Million Dollars ($2,000,000) or indebtedness to any leasing company or companies in excess of Two Million Five Hundred Thousand Dollars ($2,500,000). For purposes of this Section 4.9(b), the term "indebtedness" shall include any (a) indebtedness for borrowed money, (b) lease of any interest in any kind of property or asset, that should be accounted for as a "capital lease," (c) obligation evidenced by a promissory note or other instrument representing an extension of credit, (d) obligation for the deferred purchase price of property or services (other than trade or other accounts payable in the ordinary course of business), (e) obligation secured by a lien on assets or the granting of any type of security interest, mortgage, deed of trust, pledge, hypothecation, assignment for security, encumbrance, levy, lien or charge of any kind, (f) obligation arising under acceptance facilities or under facilities for the discount of accounts receivable and (g) obligation to reimburse the issuer of any letter of credit upon which a draw has been made.

5.   Purchase Right Respecting Shareholder Sales of Common Stock.  Pursuant to,
     -----------------------------------------------------------
and subject to the limitations set forth in, Article X of the Company's Bylaws, the Company and its assignees have a right of first refusal to purchase from holders of the Company's Common Stock all, but not less than all, shares of Common Stock that such holders propose to transfer (the "Company Purchase Right"). If the Company should decide not to exercise such Company Purchase Right with regard to any Common Stock purchasable thereunder, each Investor shall then have the right of first refusal to purchase his, her or its pro rata share of such Common Stock (the "Investor Purchase Right"). Such Investor's pro rata share, for purposes of the Investor Purchase Right, is the ratio, the numerator of which is the number of shares of Common Stock issued or issuable to the Investor pursuant to the conversion and/or exercise of all Shares and/or the Series A or Series B Warrants held by the Investor, and the denominator of which is the total number of shares of Common Stock issued or issuable upon exercise and/or conversion of all outstanding

                                      20.

Shares and/or the Series A and Series B Warrants. This Investor Purchase Right shall be subject to the following provisions:

         (a) "Offered Stock" shall mean any shares of Common Stock of the Company that the Company has the opportunity to purchase under the Company Purchase Right.

         (b) If, after receiving notice from a proposed transferor of Offered Stock (the "Transferor"), the Company does not intend to exercise its Company Purchase Right in full or the Company is not lawfully able to repurchase all such Offered Stock, the Company shall send written notice thereof (the "Company Expiration Notice") to the Transferor and to each Investor at least twenty (20) days before the expiration of the period in which the Company may exercise its Company Purchase Right with regard to such Offered Stock. The Company Expiration Notice shall describe the terms of the proposed transfer of Offered Stock and the amount thereof that the Company will not purchase, and shall specify each Investor's pro rata share thereof. The Investors shall have the right to purchase all, but not less than all, of the Offered Stock not purchased by the Company (or by other Company shareholders) upon the same payment terms as the Company.

         (c) Each Investor desiring to purchase such Offered Stock shall have ten (10) days (the "Investor Option Period") from the date of mailing of the Company Expiration Notice to provide written notice (the "Investor Election") to the Transferor and the Company of the number of shares of such Offered Stock that such Investor desires to purchase (such number may be more than such Investor's pro rata share). None of the Investors shall have the right to purchase any of such Offered Shares unless the Investors in the aggregate agree to purchase all of the Offered Stock not purchased by the Company or by other Company shareholders.

         (d) If the total number of shares specified in Investor Elections exceeds the number of shares of Offered Stock not purchased by the Company or by other shareholders on a pro rata basis no more favorable than the pro rata rights of the Investors, then (unless the exercising Investors and/or other shareholders agree otherwise) each exercising Investor shall have the right to purchase that number of shares of Offered Stock that is obtained by multiplying the number of shares of Offered Stock not being purchased by the Company or other shareholders as described above by a fraction the numerator of which is the number of shares of Common Stock issued or issuable to such exercising Investor pursuant to the conversion and/or exercise of all Shares, Debentures and/or the Series A and Series B Warrants held by such Investor, and the denominator of which is the total number of shares of Common Stock issued or issuable to all such exercising Investors pursuant to the conversion and/or exercise of all Shares, Debentures and/or the Series A and Series B Warrants held by all such exercising Investors. Any remaining shares of Offered Stock may be purchased by Investors according to the same principle of proration until all shares of Offered Stock not purchased by the Company or other shareholders as described above are allocated to exercising Investors.

         (e) Within ten (10) days after the expiration of the Investor Option Period the Company shall give written notice to the Transferor and to each Investor specifying either (i) that all of the Offered Stock was subscribed by the Company exercising its Company Purchase Right

                                      21.

and/or one or more Investors exercising their Investor Purchase Right and/or other Company shareholders or (ii) that neither the Company nor the Investors have the right to purchase any of the Offered Stock because the Investors, in the aggregate, did not timely exercise their Investor Purchase Right to purchase all of the Offered Stock not purchased by the Company and/or other Company shareholders.

         (f) The Investor Purchase Right shall expire upon the first closing of the first public offering of Common Stock of the Company that is pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act, covering the offer and sale of Common Stock to the public at a per share price (prior to underwriter commissions and expenses) of at least Four Dollars and Fifty Cents ($4.50), as properly adjusted for any stock split, stock dividend, or recapitalization, and with gross proceeds to the Company (before deduction for underwriter commissions and expenses) of not less than Ten Million Dollars ($10,000,000.00).

         (g) This Investor Purchase Right is assignable to any affiliate of an Investor or in connection with a sale of Shares, Debentures and/or the Series A and Series B Warrants, provided that the transferee owns, as the case may be, at the time the Offered Stock is offered, at least one hundred thousand (100,000) Shares, or Underlying Shares (on an as-converted-to Common Stock basis) (as adjusted for any combinations, consolidations, stock splits, stock distributions or stock dividends with respect to such shares) or at least five hundred thousand dollars ($500,000) in aggregate principal amount of the Debentures.

6.   Right of Co-Sale Respecting Shares.
     ----------------------------------

     6.1 Right of Co-Sale.
         ----------------

         (a) In the event that any shareholder subject to this right of co-sale pursuant to Section 6.6 below proposes to sell or otherwise transfer any shares of Common Stock of the Company, or any interest in such shares, now held by or hereafter acquired by such shareholder to any person or entity, and such shares are not purchased by the Company or the Investors pursuant to their respective rights of first refusal, each of the Investors shall have a right of co-sale on the terms described below to sell not more than such Investor's "Pro Rata Share" of the shares that such shareholder proposes to transfer. At least twenty (20) days before the purchase date of a sale or transfer of such shares, the shareholder shall give a written notice (the "Co-Sale Notice") simultaneously to the Company and to each of the Investors at such Investor's address as shown on the Company's records. The Co-Sale Notice shall describe in detail the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price or consideration to be paid, the address of the shareholder proposing to transfer shares, and the name and address of the proposed transferee (the "Transferee").

         (b) Each Investor shall have the right to sell to the Transferee (or, upon the unwillingness of any Transferee to purchase directly from such Investor, to the selling shareholder) not more than its Pro Rata Share of the shares subject to the Co-Sale Notice on the terms set forth in the Co-Sale Notice (contingent upon the completion by the selling shareholder

                                      22.

of the sale to the Transferee). If the consideration to be paid by the Transferee is of a nature that cannot be given to Investors, then each Investor shall have the right to sell its Pro Rata Share of the shareholder's shares subject to the Co-Sale Notice to the selling shareholder at the fair market value per share of such consideration. To the extent that any prospective Transferee or Transferees prevents the operation of these provisions relating to co-sale (by, for example, refusing to purchase shares or other securities from an Investor exercising its right of co-sale hereunder), the selling shareholder shall not sell such prospective Transferee or Transferees any securities unless and until, simultaneously with such sale, the selling shareholder shall purchase such shares or other securities from such Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Co-Sale Notice.

         (c) Each Investor's "Pro Rata Share" for purposes of this co-sale right is eighty percent (80%) of the ratio of (i) the total number of Shares and shares issuable upon conversion of Debentures held by such Investor as of the date of the Co-Sale Notice (calculated on a common equivalent basis assuming exercise of the Series A and Series B Warrants) to (ii) the total aggregate number of Shares and shares issuable upon conversion of the Debentures held by all Investors as of such date (calculated on a common equivalent basis assuming exercise of the Series A and Series B Warrants).

         (d) An Investor shall exercise his right of co-sale by delivering a notice of exercise (the "Election Notice") to the shareholder (with a copy to the Company) within five (5) business days after the date the Co-Sale Notice has been delivered from the shareholder to each of the Investors. The Investor shall specify in the Election Notice the number of shares (up to its Pro Rata Share) such Investor desires to sell.

     6.2 Transfer of Shares.  Subject to the rights of Investors who have
         ------------------
elected to co-sell, the shareholders may, not later than ninety (90) days following delivery to the Company and each of the Investors of the Co-Sale Notice, conclude a transfer of any or all of their shares covered by the Co-Sale Notice on terms and conditions not materially more favorable to the transferor than those described in the Co-Sale Notice. Any proposed transfer on terms and conditions materially more favorable to the transferor than those described in the Co-Sale Notice, as well as any subsequent proposed transfer of any of shares, shall again be subject to the right of co-sale and shall require compliance by the shareholders with the procedures described in this Section 6.

     6.3  Binding Effect of Right of Co-Sale.  The right of co-sale shall be
          ----------------------------------
binding upon any transferee of shares other than a transferee acquiring shares in a transaction which complies with this Section 6.

     6.4 Termination of Right of Co-Sale.  Notwithstanding anything in this
         -------------------------------
Section 6 to the contrary, the right of co-sale shall terminate on the earlier of (i) the closing date of the Company's first public offering of the Company's Common Stock which is registered under the Securities Act at a per share price of at least Four Dollars and Fifty Cents ($4.50), as properly adjusted for any combinations, consolidations, stock splits, stock distributions, stock dividends, or recapitalizations, and with gross proceeds to the Company (before deduction for underwriter commissions and expenses) of not less than Ten Million Dollars ($10,000,000.00); or (ii) the first

                                      23.

date on which none of the Investors hold Shares or Series A and Series B Warrants or Debentures convertible into at least 100,000 shares of Common Stock (as adjusted for any combinations, consolidations, stock splits, stock distributions or dividends with respect to such securities).

     6.5 Exceptions.
         ----------

         (a) Without regard and not subject to the provisions of this Section 6 any shareholder may sell or otherwise transfer an aggregate of ten thousand (10,000) shares (as adjusted for any combinations, consolidations, stock splits, stock distributions or stock dividends with respect to such shares) in any calendar year. Any shareholder also may transfer all or part of his or her shares, without regard and not subject to the provisions of this Section 6, to any or all of the executor or administrator of his or her estate, his or her ancestors, descendants, spouse, or other family members, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary primarily for the account of such shareholder or his or her ancestors, descendants, spouse or other family members (collectively, an "Exempted Transferee"), provided, however, that this Agreement shall be binding upon each such Exempted Transferee and, prior to the completion of such transfer, each Exempted Transferee or his or her legal representative shall have executed and delivered to the Company and to a majority in interest of the Investors documents assuming the obligations of the shareholder under this Agreement with respect to the transferred shares.

         (b) This Section 6 shall not be applicable to purchases of Common Stock by the Company or its assignee(s) from consultants, employees or directors pursuant to its repurchase rights and first refusal rights set forth in applicable stock purchase agreements or the Company's Bylaws.

     6.6 Parties to Agreement.
         --------------------

         Lauren L. Shaw, Barbara R. Renshaw, Stephen R. Butterfield, Steve Nelson, Robert Hossley and William Bailey (collectively, the "Founders") are parties to this Agreement for purposes of this Section 6 and shall be subject to the right of co-sale set forth Section 6.1(a) hereof. The Company agrees that it will impose as a condition precedent to the issuance of equity securities of the Company (including securities convertible into or exercisable for the purchase of equity securities of the Company) to any employee or consultant of the Company who after such issuance would hold five percent (5%) or more of the fully diluted equity of the Company that such person become a party to this
Section 6.

     6.7 Legends.  All certificates or instruments representing shares whether
         -------
now outstanding or subsequently issued held by a party to this agreement pursuant to Section 6.6 above, shall be surrendered to the Company for endorsement or be endorsed by the Company prior to their issuance with the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, AN AGREEMENT, DATED AS OF OCTOBER 6, 1995,

                                      24.

         AS AMENDED, AMONG THE HOLDER OF THESE SECURITIES AND
         CERTAIN OTHER HOLDERS OF THE COMPANY'S STOCK, A COPY OF
         WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER."

     The Company shall not transfer any shares on its books without first ascertaining compliance with all of the applicable provisions of this Agreement with respect to such transfer.

     6.8 Conditions to Exercise of Investor's Rights.   Exercise of the
         -------------------------------------------
Investor's rights under Section 6 hereof shall be subject to and conditioned upon, and the other shareholders and the Company shall use their best efforts to assist the Investors, in, compliance with applicable laws. The right of co-sale provided in this Section shall not apply in favor of any Investor or direct or indirect transferee of the rights of an Investor as to whom the operation of this Section 6 would contravene any provision of applicable law.

     6.9 Transferability.  The co-sale rights granted to Investors pursuant to
         ---------------
this Section 6 shall be transferable only to a transferee of at least one hundred thousand (100,000) Shares or Series A and Series B Warrants (subject to adjustment for any combinations, consolidations, stock splits, stock distributions, stock dividends, or recapitalizations).

7.   Miscellaneous.
     -------------

     7.1 Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

     7.2 Successors and Assigns.  Except as otherwise provided herein, the
         ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

     7.3 Entire Agreement.  This Agreement constitutes the full and entire
         ----------------
understanding and agreement among the parties with regard to the subjects hereof.

     7.4 Notices, etc.  All notices and other communications required or
         ------------
permitted hereunder shall be in writing and shall be effective five (5) days after deposited by first-class mail, postage prepaid, with the United States mail or upon delivery by hand, by fax or by messenger or air courier, if addressed (a) to an Investor, at such Investor's address on the books or records of the Company, or at such other address as such Investor shall have furnished to the Company in writing, or (b) to any other holder of Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Registrable Securities who has so furnished an address to the Company, or (c) to the Company, at 2381 Rosecrans Avenue, El Segundo, California 90245, Attn: Edward A. Gavaldon, President, or at such other address as the Company shall have last furnished in writing for this purpose to the person giving notice to

                                      25.

the Company, with a copy to Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, 94306, Attn: Gregory C. Smith.

     7.5 Delays or Omissions.  No delay or omission to exercise any right, power
         -------------------
or remedy accruing to any party, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     7.6 Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts, each of which may be executed by less than all of the Investors or by the Company or one or more Investors only, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     7.7 Severability.  In the case any provision of this Agreement shall be
         ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; provided, however, that in the event of any such term no longer being legal, valid, or enforceable, the parties shall adjust this agreement to provide for an equitable offset for the loss of the rights thereby provided.

     7.8 Amendments.  The provisions of this Agreement may be amended at any
         ----------
time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company, by the holders of a majority of the number of shares of Registrable Securities (or securities convertible into Registrable Securities) outstanding as of the date of such amendment or waiver; provided, however, that (i) Sections 4.4(a), 4.4(b) and 4.9 hereof may only be amended with an agreement or consent in writing signed by the Company, by holders of a majority of the shares of Common Stock held by Lauren Shaw, Barbara Renshaw, and Stephen Butterfield, and by the holders of a majority of the number of shares of Series A Preferred Stock and the holders of eighty (80%) of the Series B Preferred Stock outstanding as of the date of such amendment or waiver, (ii) Section 4.4(e) hereof may only be amended with an agreement or consent in writing signed by the Company and by holders of a majority in aggregate principal amount of the then outstanding Debentures, (iii) Section 6 hereof may only be amended with an agreement or consent in writing signed by the Company, by the holders of a majority of the number or shares of Registrable Securities (or securities convertible into Registrable Securities) outstanding as of the date of such amendment

                                      26.

or waiver and by each of the individuals (or their assigns) made party to this Agreement pursuant to Section 6.6 hereof and (iv) Section 7.8 hereof may only be amended with an agreement or consent in writing signed by the Company, by the holders of a majority of the number or shares of Registrable Securities (or securities convertible into Registrable Securities) outstanding as of the date of such amendment or waiver, by the holders of a majority of the number of shares of Series A Preferred Stock and Series B Preferred Stock and Debentures (on an as-converted basis) outstanding as of the date of such amendment or waiver and by each of the individuals (or their assigns) made party to this Agreement pursuant to Section 6.6 hereof. Each of the parties hereto acknowledges that by the operation of this Section the holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of such party under this Agreement with the exception of rights pursuant to Sections 4.4, 4.9 and 7.8 hereof that are held by such party by virtue of being a holder of Series A Preferred Stock and Series B Preferred Stock (the "Series A and B Rights"). Each Equity Investor holding Series A Preferred Stock and Series B Preferred Stock acknowledges that by the operation of this Section the holders of a majority of Series A Preferred Stock and Series B Preferred Stock may have the right and power to diminish or eliminate all Series A and B Rights of such Equity Investor. Notwithstanding anything to the contrary contained herein, the Company, each of the parties listed in Section
6.6 hereof, and each of the parties hereto agrees that this Agreement may also be amended with no further action on the part of the Investor to include as parties hereunder any purchaser of the Debentures at a subsequent Closing, if any, under the Debenture Purchase Agreement.

              [The remainder of this page is intentionally blank]

                                      27.

     The foregoing Amended and Restated Investors' Rights Agreement is hereby executed as of the date first above written.

                              PEERLESS SYSTEMS CORPORATION



                              By: ___________________________________
                                    Edward A. Gavaldon, President


Solely for purposes of agreeing to Sections 1, 3, 4.1, 4.2 and 7 and, if applicable, 4.4 hereof:


                              COMDISCO, INC.



                              By: ___________________________________

                              Title: ________________________________


     Solely for purposes of agreeing to Sections 1, 3, 6 and 7 hereof:



_______________________________     _________________________________
Lauren L. Shaw                      Robert Hossley



_______________________________     _________________________________
Barbara R. Renshaw                  William Bailey



_______________________________
Stephen R. Butterfield



_______________________________
Steve Nelson

                                      28.